Exhibit 10.9

August 12, 2014

VIA EMAIL DELIVERY

Tony Rimac

[Address]

Re:                             Separation Agreement

Dear Tony:

This letter sets forth the substance of the separation agreement (the “Agreement”) that Adamas Pharmaceuticals, Inc. (the “Company”) is offering to you to aid in your employment transition.

1.              SEPARATION DATE.  Your last day of work with the Company and your employment termination date will be August 15, 2014, (the “Separation Date”).  On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings.  You are entitled to these payments regardless of whether or not you sign this Agreement.

2.              SEVERANCE BENEFITS.  Although the Company is not required to provide you any severance benefits, if you sign and return this Agreement, and allow the releases contained herein to become effective, then the Company will provide you with the following severance benefits:

(a)                                 Severance Pay.  The Company will pay you a single lump sum payment of $150,000, subject to standard payroll deductions and withholdings (“Severance Pay”). Your Severance Pay will be paid on the first regular payday at least one week after the Effective Date (as defined in Section 14(c) herein).

(b)                                 COBRA.  To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense.  Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.  You will be provided with a separate notice of your COBRA rights.  As an additional severance benefit if you sign and return this Agreement, and if you timely elect continued coverage under COBRA, the Company will pay your COBRA group health insurance premiums for you and your eligible dependents, if applicable, until the earliest of (A) 6 months following the Separation Date, (B) the expiration of your eligibility for the continuation coverage under COBRA, and (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the Separation Date through the earliest of (A) through (C), the “COBRA Payment Period”).  If you become eligible for health insurance coverage under another employer’s group health plan or through self-employment, or if you otherwise cease to be eligible for COBRA coverage, you must immediately notify the Company, and the Company’s obligation to pay COBRA premiums

Tony Rimac

August 12, 2014

shall cease.  Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA payments without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall provide you with taxable monthly payments in an amount equal to the premium amount for the first month of your COBRA coverage, and such monthly payments shall be made through the remainder of the COBRA Payment Period.

(c)                                  Outplacement Assistance.  The Company will reimburse you for reasonable outplacement assistance expenses you incur with an outplacement assistance firm up to a maximum reimbursement of $10,000.

3.              CONSULTING AGREEMENT.  If:  (i) you execute this Agreement and allow all of the releases contained herein to become effective; and (ii) you comply with all of your obligations hereunder during the Transition Period; then the Company will retain you as a consultant under the terms set forth herein from the Separation Date until February 16, 2015, (the “Consulting Period”), unless terminated earlier as provided herein.  You acknowledge and agree that prior to entering into this Agreement, the Company is under no obligation to retain your services as a consultant after the Separation Date and therefore this Consulting Period constitutes sufficient consideration for your obligations as specified herein.

(a)                                 Consulting Services.  You shall provide consulting services to the Company in any area of your expertise upon request by the Company.  The Company anticipates that you will provide services at the request of, and subject to the direction of, the Chief Executive Officer such as performing special finance projects, responding to questions related to Adamas’ historical finance and accounting practices, and/or completing tasks associated with transitioning your duties and responsibilities. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services.  You agree to make yourself available to perform such consulting services throughout the Consulting Period, up to a maximum of 20 hours per week.

(b)                                 Consulting Fees.  You will not charge the Company any Consulting Fees (“Consulting Fees”) for the services you render during the Consulting Period.  You shall seek advance written approval prior to incurring any expenses for which you will seek reimbursement in connection with your duties during the Consulting Period.

(c)                                  Equity Awards.  The Company has granted you options to purchase an aggregate of 260,000 shares of the Company’s common stock (the “Options”), of which, 156,666 shares will be vested and exercisable as of the Separation Date and 103,334 shares will be unvested as of the Separation Date. The Options shall continue to vest monthly during the Consulting Period as set forth in your grant documents and shall continue to be governed by the terms of the applicable grant notice, stock option agreement, and the 2007 Stock Plan.

(d)                                 Independent Contractor Relationship. Your relationship with the Company during the Consulting Period is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.  Except as specifically provided in this Agreement, you will not be entitled to any of the benefits which the Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits.

Tony Rimac

August 12, 2014

(f)                                   Limitations on Authority.  You will have no responsibilities or authority as a consultant to the Company other than as provided above.  You agree not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so.

(g)                                 Proprietary Information and Inventions. You agree that your Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”), a copy of which is attached hereto as Exhibit A, shall govern any Company information to which you have access or which you develop, or inventions made by you, while performing services during the Consulting Period.

(h)                                 Other Work Activities.  Throughout the Consulting Period, you retain the right to engage in employment, consulting or other work relationships in addition to your work for the Company, provided that such work does not unduly hamper you in the performance of your consulting services.  The Company will make reasonable arrangements to enable you to perform your work for the Company at such times and in such a manner so that it will not interfere with other activities in which you may engage.  In order to protect the trade secrets and confidential and proprietary information of the Company, you agree that, during the Consulting Period, you will notify the Company, in writing, and obtain the Company’s written consent, before you obtain competitive employment, perform competitive work for any business entity, or engage in any other work activity that is competitive with the Company.  For purposes of this Agreement, the term “competitive” shall mean other companies or institutions that are researching and/or developing therapies for chronic disorders of the central nervous system.

4.              Termination of the Consulting Period.  The Consulting Period shall end on the earliest to occur of the following:

(a)                                 Expiration of the Consulting Period.  The Consulting Period shall end on February 16, 2015, unless terminated earlier as provided herein.

(b)                                 Your Notice.  You may terminate the Consulting Period at any time upon two weeks’ written advance notice.  If the Consulting Period is terminated by you for any reason, the Options will cease vesting as of the last date of the Consulting Period.

5.                                      Notice by the Company For Breach.  The Company may end the Consulting Period immediately upon written notice to you if you breach any of your obligations hereunder or breach any of your obligations under your Confidentiality Agreement.  If the Company terminates the Consulting Period pursuant to this section, the Options will cease vesting as of the last date of the Consulting Period.

6.              OTHER COMPENSATION OR BENEFITS.  You acknowledge that, except as expressly provided in this Agreement, you have not earned and will not receive any additional compensation, severance or benefits after the Separation Date.

Tony Rimac

August 12, 2014

7.              EXPENSE REIMBURSEMENTS.  You agree that, within ten (10) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement.  The Company will reimburse you for these expenses pursuant to its regular business practice.

8.              RETURN OF COMPANY PROPERTY.  By no later than the close of business on the Separation Date, you shall return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control.  You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above.  In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) business days after the Separation Date, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done.  Your timely compliance with the provisions of this paragraph is a precondition to your receipt of the severance benefits provided hereunder.

9.              PROPRIETARY INFORMATION OBLIGATIONS.  Both during and after your employment you acknowledge your continuing obligations under your Confidential Information and Invention Assignment Agreement, including your obligations not to use or disclose any confidential or proprietary information of the Company.  A copy of this Agreement is attached hereto as Exhibit A.

10.       CONFIDENTIALITY.  The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that:  (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.  In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

11.       NONDISPARAGEMENT.  You agree not to disparage the Company or the Company’s officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process.

12.       COOPERATION.  You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred

Tony Rimac

August 12, 2014

during the period of your employment by the Company.  Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony.  The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs.

13.       NO ADMISSIONS.  You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

14.       RELEASE OF CLAIMS.

(a)                                 General Release.  In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities,  and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).

(b)                                 Scope of Release.  The Released Claims include, but are not limited to:  (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).

(c)                                  ADEA Waiver.  You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (the “ADEA Waiver”), and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitled.  You further acknowledge that you have been advised, as required by the ADEA, that: (i) your ADEA Waiver does not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it earlier); (iv) you have seven (7) days following the date you sign this Agreement to revoke the ADEA Waiver (by providing written notice of your revocation to the Company’s

Tony Rimac

August 12, 2014

CEO); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that this Agreement is signed by you provided that you do not revoke it (the “Effective Date”).

(d)                                 Section 1542 Waiver.  YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.

(e)                                  Excluded Claims.  Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party or under applicable law; (ii) any rights which cannot be waived as a matter of law; and (iii) any claims for breach of this Agreement.  In addition, nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that you acknowledge and agree that you hereby waive your right to any monetary benefits in connection with any such claim, charge or proceeding.  You represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

15.       REPRESENTATIONS.  You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which you have not already filed a claim.

16.       GENERAL.  This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations.  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company.  This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this

Tony Rimac

August 12, 2014

determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties.  This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.  This Agreement may be executed in counterparts and facsimile and electronic signatures will suffice as original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me.

I wish you good luck in your future endeavors.

Sincerely,

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ Gregory T. Went
Gregory T. Went, Ph.D
CEO and Chairman

Exhibit A — Confidential Information and Invention Assignment Agreement

ACCEPTED AND AGREED:

/s/ Tony Rimac
Tony Rimac

August 12, 2014
Date

EXHIBIT A

Confidential Information and Invention Assignment Agreement

Confidential Information and Invention Assignment Agreement

This Confidential Information and Invention Disclosure Agreement (the “Agreement”), dated June 8, 2011 (the “Effective Date”) is between Adamas Pharmaceuticals Inc. and its affiliates (collectively, the “Company”) and Anthony Rimac (“Employee”).

As part of Employee’s employment with the Company, the Employee must protect all confidential and proprietary information and material.  Accordingly, the parties agree as follows:

1.  Confidential Information.  Employee shall, throughout the term of employment with the Company and thereafter, maintain the confidentiality of all Confidential Information of the Company, as follows:

1.1.  The term Confidential Information shall mean all confidential, proprietary and trade secret information of the Company, whether in written, oral, electronic or other form, including but not limited to, information and facts concerning Company employees and service providers, business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, customer lists, inventions, or any other scientific, technical or trade secrets of the Company or of any third party provided to Employee or the Company under a condition of confidentiality, provided that Confidential Information shall not include information that is in the public domain other than through any fault or act by the Employee. The term “trade secrets,” as used in this Agreement, shall be given its broadest possible interpretation under California law and shall include, without limitation, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records any secret scientific, technical, merchandising, production or management information, or any design, process, procedure, formula, invention, improvement or other confidential or proprietary information or documents.

1.2.  This Agreement covers all Confidential Information disclosed to Employee during employment with the Company.

1.3.  Employee’s obligations regarding Confidential Information continue following termination of employment.

1.4.  Employee shall: (a) use Confidential Information only within the scope of employment with the Company; (b) not disclose the Company’s Confidential Information to any third party without the prior written approval of the Company; (c) restrict dissemination of Confidential Information only to those of its employees who have a need to know; (d) follow all Company policies in preventing disclosure of Confidential Information to third parties; and (e) not disclose to the Company any confidential information belonging to a third party. Employee shall promptly notify the Company of any loss of Confidential Information or breach of these obligations.

1900 Powell St., Suite 1050 Emeryville, CA 94608

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1.5.  Confidential Information shall not include any information that: (a) is or becomes publicly known through no wrongful act of Employee; (b) is furnished to a third party by the Company without a duty of confidentiality; or (c) is explicitly approved for release by written authorization of the Company; or (d) is ordered to be disclosed by a court of competent jurisdiction, provided Employee gives timely written notice of such order to the Company to enable it to seek a protective order.

1.6.  All Confidential Information is and shall remain the property of the Company. Upon termination of employment with the Company, Employee shall return all the Confidential Information to the Company along with all paper copies, and destroy all electronic copies of Confidential Information.

2.  Non-Solicitation. During the period in which Employee performs services for or at the request of the Company and for a period of one (1) year following the termination of Employee’s employment with the Company, Employee shall not, either individually or on behalf of or through any third party, directly or indirectly, without the prior written consent of the Company:

2.1  (i) solicit or induce any employee of or consultant to the Company to terminate his or her relationship with the Company or any such parent, subsidiary or affiliate for any reason, or (ii) solicit the employment or engagement of any employee of or consultant to the Company while any such person is providing services to the Company; or

2.2  use Confidential Information to solicit or induce any vendor, supplier or strategic partner of the Company to cease doing business with the Company.

3.  Ownership of Ideas, Copyrights and Patents.

3.1  Property of the Company.  All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, biological processes, cell lines, laboratory notebooks, formulae and other similar material (collectively the “Inventions”) which may be used in the business of the Company, whether patentable, copyrightable or not, which Employee may conceive, reduce to practice or develop while employed by the Company, alone or in conjunction with another or others, whether during or outside of regular business hours, whether or not on the Company’s premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company or otherwise, shall be the sole and exclusive property of the Company, and Employee shall not publish any of the Inventions without the prior written consent of the Company.  Without limiting the foregoing, Employee also acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of your employment or which relate to the business of the Company or a Company affiliate and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). During the term of employment, Employee shall assign to the

1900 Powell St., Suite 1050 Emeryville, CA 94608

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Company or its designee all of Employee’s right, title and interest in and to all of the foregoing.

3.2  Cooperation.  At any time during or after the period of employment with the Company, Employee shall comply with all Company policies concerning Inventions and shall fully cooperate with the Company and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company shall bear the expense of such proceedings, and that any patent or other legal right so issued to Employee personally shall be assigned by Employee to the Company or its designee without any further compensation to Employee.  Employee designates the Company as his or her agent, and grants to the Company a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest), for the purpose of effecting the foregoing assignments to the Company.

3.3  Licensing and Use of Innovations.  With respect to any Inventions, and work of any similar nature (from any source), whenever created, which Employee has not prepared or originated in the performance of employment, but which Employee provides to the Company or incorporates in any Company product or system, Employee hereby grants to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions.  Employee shall not include in any Inventions delivered to the Company or used on its behalf, without the prior written approval of the Company, any material which is or shall be patented, copyrighted or trademarked by Employee or others unless Employee provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.

3.4  Prior Inventions.  Listed on Exhibit A to this Agreement are any and all Inventions in which Employee claims or intends to claim any right, title and interest (collectively, “Prior Inventions”), including, without limitation, patent, copyright and trademark interests, that Employee has, alone or jointly with others, made prior to the commencement of employment with the Company that Employee considers to be his or her property or the property of third parties and that shall be excluded from the scope of this Agreement.  If no such disclosure is attached, Employee represents that there are no Prior Inventions.

4.  Exception to Assignments.  The Company and Employee acknowledge that this Agreement does not require assignment of any Invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter “Section 2870”), which provides as follows:

1900 Powell St., Suite 1050 Emeryville, CA 94608

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(a)                                 Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                 Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                 Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in this Agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

5.  Reasonableness of Restrictions.  Employee acknowledges that the types of conduct which are prohibited by Sections 1, 2 and 3 are narrow and reasonable in relation to the skills which represent Employee’s principal marketable asset both to the Company and to other prospective employers.

6.  No Conflicting Obligations.  Employee represents that he or she has no commitments or obligations inconsistent with this Agreement, and Employee shall not enter into any such conflicting agreement during employment with the Company.

7.  General.

7.1  Assignment.  The Company may assign its rights and obligations to any person or entity that succeeds to all or substantially all of the Company’s business or that aspect of the Company’s business in which Employee is principally involved.  Employee’s rights and obligations under this Agreement may not be assigned by Employee.

7.2  Governing Law, Jurisdiction.  The laws of the state of California shall govern the provisions of this Agreement, and the parties agree to submit to the jurisdiction of the courts of Alameda County, California.

7.3  Notices.  All notices required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed given upon personal delivery or acknowledgment of facsimile transmission or three (3) days after mailing or when received (whichever is earlier) if sent by certified mail, return receipt requested, all postage and registration or certification fees prepaid and addressed as set forth on the signature page of this Agreement.

1900 Powell St., Suite 1050 Emeryville, CA 94608

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7.4  Entire Agreement.  This Agreement, together with Employee’s offer letter, constitutes the entire agreement of the parties with respect to its subject matter, and supersedes any and all prior discussions, correspondence, agreements or understanding between the parties with respect to such matters. No amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both parties.

7.5  Injunctive Relief.  Employee expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in Section 1, 2 or 3 of this Agreement may result in substantial, continuing and irreparable injury to the Company. Therefore, in addition to any other remedy that may be available to the Company, the Company shall be entitled to seek injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 1, 2 or 3 of this Agreement.

7.6  Opportunity to Review.  Employee hereby acknowledges that he or she has had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and has had the opportunity to consult with his/her own counsel regarding such terms.  Employee further acknowledges that he or she fully understands the terms of this Agreement and has voluntarily executed this Agreement.

7.7  At-Will Employment.  Employee acknowledges that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate his or her employment at any time, for any reason, with or without cause, except as otherwise expressly provided in any written employment agreement he or she has with the Company.

7.8  Survival.  The provision of this Agreement, shall survive the termination of Employee’s employment with the Company for any reason.

[Remainder of Page Intentionally Left Blank]

1900 Powell St., Suite 1050 Emeryville, CA 94608

Tel | 510.450.3508 Fax | 510.428.0519

www.adamaspharma.com

Authorized representatives of the parties have executed this Agreement as of the Effective Date

Adamas Pharmaceuticals, Inc.,		Employee

By:	/s/ Gregory Went	/s/ Anthony Rimac
	Name: Gregory Went	Name: Anthony Rimac
Title: CEO

Date:	10-JUN-2011	Date:	10/JUN/11

Address:
708 Arimo Avenue
Oakland, CA 94610

1900 Powell St., Suite 1050 Emeryville, CA 94608

Tel | 510.450.3508 Fax | 510.428.0519

www.adamaspharma.com

EXHIBIT A

PRIOR INVENTIONS

None

Firmwide:90719304.1 062996.1001

1900 Powell St., Suite 1050 Emeryville, CA 94608

Tel | 510.450.3508 Fax | 510.428.0519

www.adamaspharma.com